Cytomedix Secures $13 Million in Committed Funding

Portion of proceeds to pay for Angel acquisition obligation

GAITHERSBURG, Md. (October 8, 2010) – Cytomedix, Inc. (NYSE Amex: GTF), a leading developer of biologically active regenerative therapies for wound care, inflammation and angiogenesis, announced today that the Company has secured approximately $13 million in current and future funding via a registered direct offering and  commitments under two separate equity purchase agreements.

The Company has entered into a securities purchase agreement with certain existing shareholders and a new institutional investor for the sale of 3,727,677 shares of its common stock in a registered direct offering priced at $0.40 per share for non-affiliates and $0.53 for affiliates.  In addition, warrants to purchase an aggregate of 1,863,839 shares of common stock will be issued to the investors. The warrants are exercisable beginning April 6, 2011, expire five years after initially exercisable and have an exercise price of $0.60 per share.  Lincoln Park Capital Fund, LLC (“LPC” or “Lincoln Park”) led the transaction with a $500,000 investment in this registered direct offering.  Gross proceeds of the offering, before agent fees and offering expenses, are expected to be approximately $1.50 million. Subject to customary closing conditions, this transaction is expected to close on or before October 11, 2010.  These securities were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein.

“We are pleased to have secured this funding as it provides us with the immediate capital to honor our commitment to the Sorin Group and provides us incremental capital to pursue our business strategy” said Martin P. Rosendale, President and Chief Executive Officer.  Over 35% of the capital raised came from significant shareholders, insiders, and employees. We appreciate the continued support of these existing shareholders and welcome our new ones. “

In addition, the Company entered into two separate purchase agreements with Lincoln Park.  The first is for $10 million for which a new registration statement will be filed and the second is for $1.5 million using the existing shelf registration.  The pricing terms, maturity, and other relevant economic terms are consistent across the two agreements.

Under the existing shelf registration statement, in the case of the $1.5 million purchase agreement, and after the SEC has declared the registration statement effective, in the case of the $10 million purchase agreement, the Company has the right over the 25 month period to sell 150,000 shares of common stock to LPC every other business day.   The Company will control the timing and amount of any sales of shares to LPC and in neither agreement, is the Company obligated at any time to sell shares to LPC.  Should the Company elect to sell shares to LPC under either of the agreements, the purchase price would be fixed on the date of sale and based on the prevailing market prices of the Company’s shares for a period immediately preceding the sale.

In consideration for entering into the $10 million purchase agreement, the Company issued 305,944 of unregistered shares of common stock. The Company further agreed to issue up to 428,322 shares of common stock on a pro-rata basis as commitment shares in connection with LPC purchases up to $7 million of the aggregate $11.5 million commitment amount.  Sale or transfer of the commitment shares, when they are issued, is prohibited until the expiration of the term or Company termination of the agreement.  There are no warrants associated with any purchases under the agreement and the agreements prohibit any shorting or hedging by LPC.

The net proceeds from these financings will be used for continuing product development, sales and marketing, and general corporate purposes.

Mr. Rosendale further commented, “We are pleased by the commitment from Lincoln Park, a fundamentally oriented investor.  We are under no obligation to utilize the facility, but plan to use any proceeds to support and accelerate the development of our regenerative therapies and to expand our marketing efforts.”

A more detailed description of the agreements with Lincoln Park is set forth in the Company’s current Report on Form 8-K, as filed earlier today with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Lincoln Park Capital
LPC is an institutional investor headquartered in Chicago, Illinois.  LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.

About Cytomedix, Inc.
Cytomedix develops, sells and licenses regenerative biological therapies primarily for wound care, inflammation and angiogenesis.  The Company markets the AutoloGel™ System, a device for the production of platelet rich plasma (PRP) gel derived from the patient’s own blood for use on a variety of exuding wounds; the Angel® Whole Blood Separation System, a blood processing device and disposable products used for the separation of whole blood into red cells, platelet poor plasma (PPP) and PRP in surgical settings; and the activAT® Autologous Thrombin Processing Kit, which produces autologous thrombin serum from PPP.  The activAT® kit is sold exclusively in Europe and Canada, where it provides a completely autologous, safe alternative to bovine-derived products.  The Company is pursuing a multi-faceted strategy to penetrate the chronic wound market with its products, as well as opportunities for the application of AutoloGel™ and PRP technology into other markets such as hair transplantation and orthopedics while actively seeking complementary products for the wound care market. Cytomedix also seeks to monetize other product candidates in its pipeline through strategic partnerships, out-licensing or sale.  Most notably is its anti-inflammatory peptide (designated CT-112) that has shown promise in preclinical testing.  Additional information regarding Cytomedix is available at www.cytomedix.com.

Safe Harbor Statement
Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’s actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’s ability to predict or control, including among others, viability and effectiveness of the Company’s sales approach and overall marketing strategies, the outcome of development or regulatory review of CT-112, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated, the Company’s ability to successfully integrate the Angel® and activAT® product lines into its existing business, to assume and satisfy certain liabilities related to the Angel® and activAT® product lines, or its ability to service the deferred payments related to the acquisition of the Angel® and activAT® product lines. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts:
Cytomedix, Inc.	Lippert/Heilshorn & Associates
David Jorden, Executive Board Member	Anne Marie Fields
Martin Rosendale, CEO	(afields@lhai.com)
Andrew Maslan, CFO	(212) 838-3777
(240) 499-2680
Bruce Voss
(bvoss@lhai.com)
(310) 691-7100

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